Exhibit 99.3

bluebird bio Presents Pre-Clinical and Manufacturing Data from CAR T Oncology Programs at ASH Annual Meeting

Company to webcast investor event, Sunday, December 6 at 8:30 p.m. ET

ORLANDO, Fla., December 6, 2015 – bluebird bio, Inc. (Nasdaq: BLUE), a clinical-stage company committed to developing potentially transformative gene therapies for severe genetic diseases and T cell-based immunotherapies for cancer, announced that pre-clinical data from its anti-BCMA oncology program were presented by bluebird bio scientists at the 57th American Society of Hematology Annual Meeting.

“We believe the unique science and translational gene therapy platforms we have built differentiate bluebird bio in the oncology field and have the potential to yield important new therapies for patients living with cancer. Our three oncology posters at ASH this year, covering critical basic research, translational and manufacturing aspects of our T cell oncology pipeline, demonstrate the strength of our T cell immunotherapy translational science,” said Rob Ross, M.D., head of oncology, bluebird bio. “We are also excited to see the first anti-BCMA clinical data from Dr. Jim Kochenderfer of the National Cancer Institute, which was highlighted in yesterday’s press release from ASH. We believe these data provide excellent proof of concept for bb2121 and are pleased that Jim will serve as one of the principal investigators for our Phase 1 study of bb2121.”

Abstract #1893: Manufacturing an Enhanced CAR T Cell Product by Inhibition of the PI3K/Akt Pathway During T Cell Expansion Results in Improved In Vivo Efficacy of Anti-BCMA CAR T Cells

Overview and results, presented by Molly Perkins, D.Phil., bluebird bio, include:

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bluebird bio explored the potential for culture modifications to improve the therapeutic potential of CAR T cells without adding complexity to manufacturing. The company tested this hypothesis using CAR T cells specific to B cell maturation antigen (BCMA) manufactured using standard IL-2 culture with an inhibitor of PI3K added to the media, or with IL-7 and IL-15, in place of IL-2.

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In an in vivo aggressive lymphoma model, mice treated with anti-BCMA CAR T cells cultured only with IL-2 experienced no effect on tumor growth and succumbed to the tumors within two weeks after treatment; anti-BCMA CAR T cells grown in IL-7 and IL-15 also did not affect tumor growth. In contrast, mice treated with anti-BCMA CAR T cells cultured with IL-2 and an inhibitor of PI3K experienced complete and long-term tumor regression.

•	In an in vivo multiple myeloma model, mice received a single administration of anti-BCMA CAR T cells cultured under various conditions; all treatment groups demonstrated tumor regression regardless of culture conditions. In a model of tumor relapse, two weeks after tumor clearance, surviving mice were re-challenged with the same multiple myeloma tumors on the opposite flank; only animals that had been treated with anti-BCMA CAR T cells cultured with the PI3K inhibitor were able to resist subsequent tumor challenge.

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These data suggest that inhibition of PI3K during ex vivo expansion may generate a superior anti-BCMA CAR T cell product for clinical use; this approach could potentially apply to the manufacture of CAR T cell therapies against other oncology targets.

Abstract #3094: A Novel and Highly Potent CAR T Cell Drug Product for Treatment of BCMA-Expressing Hematological Malignancies

Overview and results, presented by Alena Chekmasova, Ph.D., bluebird bio, include:

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bluebird bio has developed a CAR targeting BCMA (bb2121) that consists of an extracellular single chain variable fragment scFv antigen recognition domain derived from antibodies to BCMA linked to CD137 (4-1BB) co-stimulatory and CD3zeta chain signaling domains.

•	Based on receptor density quantification, bb2121 can recognize tumor cells expressing less than 1,000 BCMA molecules per cell.
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In a preclinical BCMA+ multiple myeloma xenograft model, a single IV administration of bb2121 anti-BCMA CAR T cells resulted in rapid and sustained elimination of the tumors with 100 percent survival, while a month-long course of anti-myeloma therapy Velcade® (bortezomib) only delayed tumor growth.

•	Using flow cytometry and immunohistochemistry, bb2121 T cells were shown to rapidly target and infiltrate tumors, and T cell expansion was correlated with tumor regression.
•	bb2121 anti-BCMA CAR T cells also induced xenograft regression and enhanced survival in a preclinical model of advanced Burkitt’s lymphoma.
•	Taken together, these studies support the potential clinical application of bb2121 for the treatment of patients with tumors expressing BCMA.

Abstract #3243: Characterization of Lentiviral Vector Derived Anti-BCMA CAR T Cells Reveals Key Parameters for Robust Manufacturing of Cell-Based Gene Therapies for Multiple Myeloma

Overview and results, presented by Graham W.J. Lilley, M.Sc., bluebird bio, include:

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Successful personalized medicine will require robust and reproducible drug product manufacturing. A series of experiments were conducted to determine whether variations in anti-BCMA CAR surface expression resulted in changes in the activity of CAR T cells.

•	T cells transduced with varying amounts of virus to yield different amounts of CAR surface expression were diluted with donor-matched untransduced cells to achieve a uniform population of T cells containing 26 + 4 percent anti-BCMA CAR T cells. When exposed to tumor, these CAR T cell populations exhibited no difference in cytotoxicity against BCMA-expressing cells.

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All T cell productions easily achieved a level of anti-BCMA CAR expression that resulted in potent anti-BCMA activity, thus potency of the final drug product was shown to be independent of total anti-BCMA CAR expression on the cell surface.

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These data show that the bluebird bio T cell manufacturing process has the potential to overcome significant challenges associated with personalized medicine by reducing the effects of variability while maintaining potency in autologous cellular drug product manufacturing.

Investor Webcast Information

bluebird bio will host an investor event that will be webcast live at 8:30 p.m. ET today, December 6, 2015, to discuss the ASH data and provide a brief overview of the science and clinical development plans surrounding the gene therapy, genome editing and immunotherapy programs. The live webcast can be accessed under "Calendar of Events" in the Investors and Media section of the company's website at www.bluebirdbio.com. The webcast will be available for replay for 30 days on the company website. Alternatively, investors may listen to the call by dialing (844) 825-4408 from locations in the United States or (315) 625-3227 from outside the United States. Please refer to conference ID number 71438159.

About bluebird bio, Inc.

With its lentiviral-based gene therapies, T cell immunotherapy expertise and gene editing capabilities, bluebird bio has built an integrated product platform with broad potential application to severe genetic diseases and cancer. bluebird bio’s gene therapy clinical programs include its Lenti-D™ product candidate, currently in a Phase 2/3 study, called the Starbeam Study, for the treatment of childhood cerebral adrenoleukodystrophy, and its LentiGlobin® BB305 product candidate, currently in three clinical studies for the treatment of beta-thalassemia major and severe sickle cell disease. bluebird bio’s oncology pipeline is built upon the company’s leadership in lentiviral gene delivery and T cell engineering, with a focus on developing novel T cell-based immunotherapies, including chimeric antigen receptor (CAR T) and T cell receptor (TCR) therapies. bluebird bio’s lead oncology program, bb2121, is an anti-BCMA CAR T program partnered with Celgene and focused on hematologic malignancies. bluebird bio also has discovery research programs utilizing megaTALs/homing endonuclease gene editing technologies with the potential for use across the company’s pipeline.

bluebird bio has operations in Cambridge, Massachusetts, Seattle, Washington, and Paris, France.

LentiGlobin and Lenti-D are trademarks of bluebird bio, Inc.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the clinical potential and manufacturing of the Company’s anti-BCMA oncology program, including its bb2121 product candidate. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to,  the risk that the preclinical efficacy and safety data for our bb2121 product candidate will not be observed in our planned clinical studies, the risk of cessation or delay of any of the ongoing or planned clinical studies and/or our development of our product candidates, the risk of a delay in the enrollment of patients in our clinical studies, the risk that our collaboration with Celgene Corporation will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Contact:

bluebird bio, Inc.

Manisha Pai, 617-245-2107

mpai@bluebirdbio.com

or

Pure Communications, Inc.

Dan Budwick, 973-271-6085